UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2020

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission	(I.R.S. Employer
File Number)	Identification No.)

901 W. Walnut Hill Lane
Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2020 Annual Meeting of Stockholders of RumbleOn, Inc. (the “Company”) held on August 25, 2020 (the “Annual Meeting”), stockholders of the Company approved an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan from 200,000 shares of Class B Common Stock to 700,000 shares of Class B Common Stock (the “Plan Amendment”) and ratified awards previously granted under the Plan. The Plan Amendment was previously approved by the Board of Directors of the Company (the “Board”) in July 2020 subject to stockholder approval. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company. The Plan is administered by the Compensation Committee of the Board. The Plan provides for the issuance of awards consisting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. Incentive stock options may be granted under the Plan only to the Company’s employees.

A description of the material terms and conditions of the Plan Amendment is set forth on pages 16-23 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 29, 2020 (the “Proxy Statement”), and is incorporated herein by reference. The description of the Plan Amendment incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting. Each stockholder of Class A Common Stock was entitled to ten votes on each of the seven director nominees and ten votes on each other matter properly presented at the Annual Meeting for each share of Class A Common Stock owned by that stockholder on the record date. Each stockholder of Class B Common Stock was entitled to one vote on each of the seven director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of Class B Common Stock owned by that stockholder on the record date.

Proposal 1 – The election of seven directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.

Class A Common Stock

Nominee	Votes For	Votes Against	Abstain
Marshall Chesrown	50,000	0	0
Steven R. Berrard	50,000	0	0
Adam Alexander	50,000	0	0
Denmar Dixon	50,000	0	0
Richard A. Gray, Jr.	50,000	0	0
Michael Marchlik	50,000	0	0
Kevin Westfall	50,000	0	0

Class B Common Stock

Nominee	Votes For	Votes Against	Abstain
Marshall Chesrown	557,685	0	15,057
Steven R. Berrard	557,435	0	15,307
Adam Alexander	558,454	0	14,288
Denmar Dixon	557,681	0	15,061
Richard A. Gray, Jr.	558,194	0	14,548
Michael Marchlik	558,479	0	14,263
Kevin Westfall	557,697	0	15,045

Proposal 2 – To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the "Plan") to increase the number of shares of Class B Common Stock authorized for issuance under the Plan and ratify awards previously granted under the Plan.

Class A Common Stock

Votes For	Votes Against	Abstain
50,000	0	0

Class B Common Stock

Votes For	Votes Against	Abstain
390,352	180,210	2,180

Proposal 3 – Non-binding advisory approval of the compensation of the Company’s named executive officers.

Class A Common Stock

Votes For	Votes Against	Abstain
50,000	0	0

Class B Common Stock

Votes For	Votes Against	Abstain
548,947	18,897	4,898

There were no broker non-votes on any of the proposals presented at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan. +

+	Management Compensatory Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: August 26, 2020	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer